Exhibit T3A-25

Acknowledgement Number: 5000000000350941STATE OF MARYLAND Department of Assessments and TaxationI, Michael L. Higgs, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of    1 pages, inscribed with the same Authentication Code, is a true copy of the public record of theARTICLES OF ORGANIZATION-DOMESTIC LLCforGREEN LEAF MANAGEMENT, LLC(Department ID: W16376212 )I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation.In witness whereof, I have hereunto subscribed my signature and affi xed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this    January 17, 2020. Michael L. Higgs Director301 West Preston Street, Baltimore, Maryland 21201Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941 MRS (Maryland Relay Service) (800) 735-2258 TT/VoiceOnline Certificate Authentication Code: Yd2T8CtQskG5svIUsHeYxA To verify the Authentication Code, visit http://dat.maryland.gov/verify

Acknowledgment Number: 5000000000350941
5000000000350941

ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1)	The name of the Limited Liability Company is:

Green Leaf Management, LLC

(2)	The purpose for which the Limited Liability Company is filed is as follows:

Business management services

(3)	The address of the Limited Liability Company in Maryland is:

267 Kentlands Blvd 1070, Gaithersburg, MD, 20878

(4)	The Resident Agent of the Limited Liability Company in Maryland is:

Philip Goldberg

whose address is:

267 Kentlands Blvd 1070, Gaithersburg, MD, 20878

(5) Signature(s) of Authorized Person(s):	(6) Signature(s) of Resident Agent(s):

Philip Goldberg	Philip Goldberg

(7) Filing party’s name and return address:	I hereby consent to my designation in this document.

Philip Goldberg, 267 Kentlands Blvd 1070, Gaithersburg, MD, 20878

Authentication Number: Yd2T8CtQskG5svIUsHeYxA	Page 1 of 1